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                                                                   Exhibit 10.44



                   BRIDGE FINANCING AMENDMENT AGREEMENT NO. 4

         This Bridge Financing Amendment Agreement No. 4 ("Amendment Agreement") is entered into as of October 4, 2002, by Lithium Technology Corporation ("LTC") and Arch Hill Capital N.V. ("Arch Hill") (LTC and Arch Hill collectively referred to herein as the "Parties").

                                    RECITALS

         WHEREAS, the Parties have executed a Bridge Financing Agreement dated December 31, 2001 as amended on March 20, 2002, May 30, 2002 and July 29, 2002 (the "Agreement"); and

         WHEREAS, the Parties have agreed to amend the repayment provisions of the Agreement and the promissory notes.

         NOW THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

         1.       Section 4 of the Agreement shall be amended as follows:

                  "The entire principal balance and all other sums due and payable under (i) any Promissory Note issued prior to July 29, 2002 shall be converted as of the closing of the Share Exchange Agreement dated as of June 7, 2002 between Hill Gate Capital N.V. and LTC into LTC common stock on the conversion terms set forth in such notes and (ii) any Promissory Notes issued on or after July 29, 2002 shall be applied against the purchase price of equity securities being sold by LTC in any equity financing after the date hereof."

         2. Section 1 of each Note issued prior to July 29, 2002 shall be amended and restated in its entirety to read as follows:

                  "The principal balance and all other sums due and payable under this Note shall be converted as of the closing of the Share Exchange Agreement dated as of June 7, 2002 between Hill Gate Capital N.V. and LTC into common stock on the conversion terms set forth in Section 3 of this Note."

         3. Section 1 of each Note issued on or after July 29, 2002 shall be amended and restated in its entirety to read as follows:

                  "The principal balance and all other sums due and payable under this Note shall be applied against the purchase price of equity securities being sold by LTC in any equity financing after the date hereof."
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         4. All other terms of the Notes shall remain the same and shall continue to have the same force and effect as originally written.

         5. Upon the satisfaction of the Notes on the terms set forth herein the Agreement shall terminate and the parties will have no further obligations thereunder except with respect to the Registration Rights set forth in Section 7 which shall survive the termination of the Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the date first above written.

                                LITHIUM TECHNOLOGY
                                 CORPORATION

                                By:  /s/ David J. Cade
                                    ________________________________
                                    David J. Cade
                                    Chairman and Chief Executive Officer

                                ARCH HILL CAPITAL N.V.

                                By:  /s/ H.H. Van Andel
                                    _______________________________
                                    H.H. Van Andel
                                    Executive Officer

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